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                                                                    EXHIBIT 16.1

PRICE WATERHOUSE LLP


August 14, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                        Cooker Restaurant Corporation
                        -----------------------------

We have read Item 5 of Cooker Restaurant Corporation's Form 10-Q dated August 14, 1996 and are in agreement with the statements contained therein.

Yours very truly,

/s/ Price Waterhouse LLP

Price Waterhouse LLP